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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): November 20, 2003

                            SALES ONLINE DIRECT, INC.
               (Exact name of Registrant as Specified in Charter)

   Delaware                         0-28720                     73-1479833
(State or other            (Commission File Number)           (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)

                4 Brussels Street, Worcester, Massachusetts 01610
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (508) 791-6710

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Item 5. Other Events and Required FD Disclosure.

      Effective December 8, 2003, the Company will change its name to Paid, Inc. As part of the name change, all stock certificates representing shares of common stock of the Company must be exchanged for new certificates. The Company's stock will be given a new CUSIP number through the CUSIP Service Bureau, and a new trading symbol is expected to be assigned. The exchange of certificates will be mandatory for all holders. Stockholders will receive notice from the Company's transfer agent regarding the procedures for exchanging the certificates. New certificates will be delivered back to the stockholders promptly by the transfer agent. In addition, the Company has amended its bylaws to require that stock certificates include the name of the beneficial owner. The Certificate of Incorporation, as amended, is attached as Exhibit 3.1. The Bylaws, as amended on November 20, 2003, is attached as Exhibit 3.2. The Company's Press Release that announces the name change and related matters described herein is attached as
Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (c) Exhibits.

3.1 Certificate of Incorporation, as amended on November 24, 2003, effective December 8, 2003.

3.2   Bylaws, as amended on November 20, 2003.

99    Press Release dated November 24, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SALES ONLINE DIRECT, INC.


      Date: November 24, 2003    By: /s/ Gregory Rotman
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                                    Gregory Rotman, President and Chief
                                    Executive Officer

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                                  Exhibit Index

3.1 Certificate of Incorporation, as amended on November 24, 2003, effective December 8, 2003.

3.2   Bylaws, as amended on November 20, 2003.

99    Press Release dated November 24, 2003.